UFP Industries, Inc.

Exhibit 99(a)

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE

Thursday, October 20, 2022

UFP Industries Reports Record Third Quarter Results
- Earnings per share increase 37 percent; Unit sales increase 5 percent -

GRAND RAPIDS, Mich., Thursday, October 20, 2022 – UFP Industries, Inc. (Nasdaq: UFPI) today announced record net sales of $2.3 billion and net earnings attributable to controlling interests of $167 million for the third quarter of 2022. The company also reported record earnings per diluted share of $2.66, a 37 percent increase over the third quarter of 2021.

“UFP’s ability to deliver record-setting performance in a challenging economic environment is a direct result of the efforts of our hard-working teammates and a balanced business model that minimizes risk by operating in diverse but complementary markets,” said CEO Matthew J. Missad. “Our market-focused organizational structure helps us to better address customer needs, and our increased commitment to innovation and new, value-added products continues to improve our operating results and set us apart from competitors.”

Third Quarter 2022 Highlights (comparisons on a year-over-year basis):

●	Net sales of $2.3 billion increased 11 percent due to a 6 percent increase in prices and a 5 percent increase in unit sales, including a 2 percent increase in unit sales from acquisitions.
●	Earnings from operations of $237 million increased 41 percent. In the third quarter of 2021, the company recognized a gain on the sale of real estate of $9 million
●	SG&A increased $45 million or 26 percent. SG&A as a percentage of gross profit fell from 52 percent to 48 percent.
●	New product sales of $178 million increased 38 percent. This excludes new products that were sunset at the end of 2021. New product sales leaders included Deckorators mineral-based composite decking and Strip Pak mixed-material packaging solutions.
●	The percentage of total sales that are value-added increased to 66 percent from 64 percent.
●	Adjusted EBITDA of $274 million increased 46 percent, and adjusted EBITDA margin improved by 280 basis points to 11.8 percent. Acquisitions completed during 2022 contributed $7.3 million to adjusted EBITDA.

By business segment, the company reported the following third quarter 2022 results (all quarterly numbers):

UFP Industries, Inc.

UFP Retail Solutions

$845 million in net sales, up 21 percent over the third quarter of 2021 due to a 15 percent increase in selling prices and a 6 percent increase in unit sales, including a 3 percent increase in unit sales from acquisitions. Unit growth was driven by increases in the company’s pressure-treating operations (Sunbelt Forest Products and ProWood), Deckorators and UFP-Edge. Unit sales growth for the company’s pressure-treating operations benefited from favorable year-over-year comparisons, as orders slowed in the third quarter of 2021 when retailers focused on reducing inventory.

Gross profit for UFP Retail Solutions rose to $77 million, a 615 percent increase over the third quarter of 2021, when rapidly falling lumber prices reduced margins for variable-priced products such as pressure-treated wood. Gross profit margin rose to 9.2 percent in 2022 from 1.6 percent in 2021.

Retail sales accounted for 38 percent of the company’s sales year to date. When evaluating future demand for the segment, the company analyzes data such as the same-store sales growth of national home improvement retailers and forecasts of remodeling activity.

UFP Industrial

$585 million in net sales, up 2 percent from the third quarter of 2021 due to a 3 percent increase in unit sales from acquisitions, a 1 percent increase in selling prices, and a 2 percent decline in organic unit growth. The organic unit sales decline is attributable to an intentional change in product mix, as the segment focuses more on higher-margin products and being selective in taking on new business. New product sales increased 52 percent to $64 million, and the segment’s percentage of value-added sales increased to 74 percent from 69 percent in 2021.

Gross profit rose 14 percent to $144 million and gross profit margin rose 250 basis points, reflecting the company’s ability to pass on the impact of higher operating costs, as well as the successful implementation of value-based selling initiatives.

UFP Industrial sales accounted for 24 percent of the company’s sales year to date. When evaluating future demand, the company considers a number of metrics, including the Purchasing Managers Index (PMI), durable goods manufacturing, and U.S. real GDP.

UFP Construction

$777 million in net sales, up 8 percent over the third quarter of 2021, due to an 8 percent increase in organic unit sales growth. Unit sales growth was driven by the Factory Built, Commercial and Concrete Forming Services business units. Gross profit increased $46 million or 30 percent to $200 million in the third quarter, led by Site Built and Commercial.

The company’s site-built residential customers have accounted for approximately 14 percent of total company sales year to date. Approximately one-third of site-built customers are multifamily builders. More than 75 percent of the company’s site-built residential housing sales are in areas such as Texas and the Mid-Atlantic, Southeast and Mountain West regions, which have experienced significant population growth through migration from other states and are forecasted to continue to grow in the long term. The company’s factory-built customers have accounted for 13 percent of total company sales year to date. This business, along with the company’s multifamily business, could benefit from higher interest rates as buyers seek more affordable housing alternatives. As a result of these factors, we believe these customers are better insulated from downturns in the housing market.

UFP Industries, Inc.

UFP Industries maintains a strong balance sheet with nearly $1.5 billion of liquidity as of September 24, 2022, consisting of $456 million of surplus cash, plus availability under its revolving credit facility and shelf agreements with lenders. The company’s diversified and return-focused approach to capital allocation includes the following:

●	The company has targeted $175-225 million for capital expenditures in 2022, an increase over the $151 million spent in 2021. The company’s capital expenditures during the first nine months of 2022 totaled $115 million. Longer lead times required for most equipment and rolling stock may cause the company to fall short of its 2022 expenditures target.
●	In February 2022, our Board of Directors authorized an increase in the company’s share repurchase program of up to 2.6 million shares. Through September 24, 2022, the company has purchased approximately 1.2 million shares at an average price of $77.06. The company has issued 911,000 shares in 2022 for share-based compensation programs at an average issue price of $82.69 per share.
●	On October 19, 2022, the Board approved a quarterly dividend payment of $0.25 per share, payable on December 15, 2022, to shareholders of record on December 1, 2022. This dividend is 67 percent higher than the dividend of $0.15 per share paid on December 15, 2021.
●	The company continues to seek opportunities to acquire companies that represent a strong strategic fit and allow it to drive new growth and margin improvements, enhance its capabilities, and create more incremental value for its customers and shareholders.

OUTLOOK

This outlook remains largely unchanged from the guidance provided in the second quarter 2022 earnings release.

We expect our balanced business model and operational improvements will continue to help us navigate new external challenges, including rising interest rates and historically high inflation. In the near term, we continue to expect more normalized demand in our largest segment, UFP Retail Solutions. For UFP Industrial, we continue to monitor business activity and the key economic indicators that drive this segment with many of those metrics remaining mixed. Pricing remains healthy as we pass through inflationary costs and benefit from our focus on value-added products. For UFP Construction, we see continued activity in commercial and infrastructure end markets and expect our exposure to a projected softening in the housing market to be somewhat offset by favorable demographic trends in the markets we serve and our participation in more affordable housing and the multifamily market. Our diversified business and strong track record of executing our strategy gives us confidence that we can continue to successfully navigate various market environments while delivering returns to shareholders.

CONFERENCE CALL

UFP Industries will conduct a conference call to discuss information included in this news release and related matters at 4:30 p.m. ET on Thursday, October 20, 2022. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through the website.

UFP Industries, Inc.

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. UFP Industries is ranked #401 on the Fortune 500 and #149 on Industry Week’s list of America’s Largest Manufacturers. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

Non-GAAP Financial Information

This release includes certain financial information not prepared in accordance with U.S. GAAP. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Management considers Adjusted EBITDA, a non-GAAP measure, an alternative performance measure which may provide useful information to investors.

Net earnings

Net earnings refers to net earnings attributable to controlling interest unless specifically noted.

# # #

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2022/2021

	Quarter Period				Year to Date
(In thousands, except per share data)	2022		2021		2022		2021
NET SALES	$2,322,855	100.0%	$2,093,784	100.0%	$7,713,042	100.0%	$6,619,329	100.0%

COST OF GOODS SOLD	1,872,679	80.6	1,766,229	84.4	6,281,051	81.4	5,583,926	84.4

GROSS PROFIT	450,176	19.4	327,555	15.6	1,431,991	18.6	1,035,403	15.6

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	214,327	9.2	169,467	8.1	649,015	8.4	504,104	7.6
OTHER (GAINS) LOSSES, NET	(1,195)	(0.1)	(10,037)	(0.5)	1,341	—	(11,248)	(0.2)

EARNINGS FROM OPERATIONS	237,044	10.2	168,125	8.0	781,635	10.1	542,547	8.2

INTEREST AND OTHER EXPENSE, NET	6,382	0.3	4,750	0.2	19,858	0.3	9,280	0.1

EARNINGS BEFORE INCOME TAXES	230,662	9.9	163,375	7.8	761,777	9.9	533,267	8.1

INCOME TAXES	58,561	2.5	37,628	1.8	188,692	2.4	127,909	1.9

NET EARNINGS	172,101	7.4	125,747	6.0	573,085	7.4	405,358	6.1

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(4,860)	(0.2)	(4,706)	(0.2)	(13,023)	(0.2)	(7,624)	(0.1)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$167,241	7.2	$121,041	5.8	$560,062	7.3	$397,734	6.0

EARNINGS PER SHARE - BASIC	$2.68		$1.94		$8.93		$6.40

EARNINGS PER SHARE - DILUTED	$2.66		$1.94		$8.89		$6.38

COMPREHENSIVE INCOME	$167,624		$123,723		$567,409		$403,858

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(4,273)		(4,496)		(13,290)		(7,608)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$163,351		$119,227		$554,119		$396,250

SUPPLEMENTAL DATA
(In thousands)	Quarter Period				Year to Date
Segment Classification	2022		2021	% change	2022		2021	% change
Retail	$845,304		$696,201	21.4%	$2,959,976		$2,714,440	9.0%
Industrial	584,808		573,234	2.0%	1,872,510		1,633,289	14.6%
Construction	777,126		722,872	7.5%	2,538,973		2,021,106	25.6%
All Other	115,617		101,477	13.9%	341,583		250,494	36.4%
Total Net Sales	$2,322,855		$2,093,784	10.9%	$7,713,042		$6,619,329	16.5%

	2022	% of Sales	2021	% of Sales	2022	% of Sales	2021	% of Sales
SG&A	$214,327	9.2%	$169,467	8.1%	$649,015	8.4%	$504,104	7.6%
SG&A as a Percentage of Gross Profit	47.6%		51.7%		45.3%		48.7%

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS BY SEGMENT (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2022/2021

	Quarter Period
	2022
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$845,304	$584,808	$777,126	$112,203	$3,414	$2,322,855
COST OF GOODS SOLD	767,841	440,975	577,552	82,740	3,571	1,872,679
GROSS PROFIT	77,463	143,833	199,574	29,463	(157)	450,176
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	48,435	66,521	89,455	16,752	(6,836)	214,327
OTHER	96	14	(265)	(994)	(46)	(1,195)
EARNINGS FROM OPERATIONS	$28,932	$77,298	$110,384	$13,705	$6,725	$237,044

	Quarter Period
	2021
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$696,201	$573,234	$722,872	$98,689	$2,788	$2,093,784
COST OF GOODS SOLD	685,369	446,822	568,809	63,082	2,147	1,766,229
GROSS PROFIT	10,832	126,412	154,063	35,607	641	327,555
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	36,899	55,723	70,663	15,996	(9,814)	169,467
OTHER	86	281	(805)	(672)	(8,927)	(10,037)
EARNINGS FROM OPERATIONS	$(26,153)	$70,408	$84,205	$20,283	$19,382	$168,125

	Year to Date
	2022
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$2,959,976	$1,872,510	$2,538,973	$332,186	$9,397	$7,713,042
COST OF GOODS SOLD	2,674,996	1,417,006	1,950,671	230,100	8,278	6,281,051
GROSS PROFIT	284,980	455,504	588,302	102,086	1,119	1,431,991
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	159,490	200,987	266,430	49,733	(27,625)	649,015
OTHER	634	618	(162)	1,085	(834)	1,341
EARNINGS FROM OPERATIONS	$124,856	$253,899	$322,034	$51,268	$29,578	$781,635

	Year to Date
	2021
(In thousands)	Retail	Industrial	Construction	All Other	Corporate	Total
NET SALES	$2,714,440	$1,633,289	$2,021,106	$243,736	$6,758	$6,619,329
COST OF GOODS SOLD	2,480,804	1,292,102	1,644,069	160,853	6,098	5,583,926
GROSS PROFIT	233,636	341,187	377,037	82,883	660	1,035,403
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	144,375	150,739	193,144	40,021	(24,175)	504,104
OTHER	(182)	104	(437)	(1,703)	(9,030)	(11,248)
EARNINGS FROM OPERATIONS	$89,443	$190,344	$184,330	$44,565	$33,865	$542,547

UFP Industries, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

SEPTEMBER 2022/2021

(In thousands)
ASSETS	2022	2021	LIABILITIES AND EQUITY	2022	2021

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$455,743	$138,637	Cash Overdraft	$4,174	$10,812
Restricted cash	729	17,592	Accounts payable	327,459	292,933
Investments	33,113	33,723	Accrued liabilities and other	434,045	361,832
Accounts receivable	880,581	783,959	Current portion of debt	41,536	93
Inventories	1,009,358	900,665
Other current assets	71,420	48,174

TOTAL CURRENT ASSETS	2,450,944	1,922,750	TOTAL CURRENT LIABILITIES	807,214	665,670

OTHER ASSETS	150,826	144,904	LONG-TERM DEBT AND FINANCE LEASE OBLIGATIONS	275,417	310,119
INTANGIBLE ASSETS, NET	502,311	393,682	OTHER LIABILITIES	183,967	160,984

			TEMPORARY EQUITY	72,454	—

PROPERTY, PLANT AND EQUIPMENT, NET	703,161	552,911	SHAREHOLDERS' EQUITY	2,468,190	1,877,474

TOTAL ASSETS	$3,807,242	$3,014,247	TOTAL LIABILITIES AND EQUITY	$3,807,242	$3,014,247

UFP Industries, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTHS ENDED

SEPTEMBER 2022/2021

(In thousands)	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$573,085	$405,358
Adjustments to reconcile net earnings to net cash from operating activities:

Depreciation	68,881	61,741
Amortization of intangibles	13,448	9,369
Expense associated with share-based and grant compensation arrangements	19,979	8,444
Deferred income taxes (credit)	(269)	(594)
Unrealized loss (gain) on investment and other	8,453	(1,756)
Equity in earnings of investee	2,740	2,411
Net loss (gain) on sale and disposition of assets	352	(10,482)
Changes in:
Accounts receivable	(138,200)	(141,088)
Inventories	(35,956)	(204,144)
Accounts payable and cash overdraft	(11,239)	53,437
Accrued liabilities and other	33,871	99,067
NET CASH FROM OPERATING ACTIVITIES	535,145	281,763

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(114,497)	(110,092)
Proceeds from sale of property, plant and equipment	2,303	26,597
Acquisitions and purchase of noncontrolling interest, net of cash received	(101,030)	(433,275)
Purchases of investments	(16,925)	(17,866)
Proceeds from sale of investments	10,036	9,857
Other	2,010	(3,478)
NET CASH USED IN INVESTING ACTIVITIES	(218,103)	(528,257)

CASH FLOWS USED IN FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	570,700	886,966
Repayments under revolving credit facilities	(571,075)	(888,335)
Repayments of debt	(1,957)	—
Contingent consideration payments and other	(2,564)	(2,664)
Proceeds from issuance of common stock	2,110	1,519
Dividends paid to shareholders	(43,420)	(27,831)
Distributions to noncontrolling interest	(12,024)	(2,914)
Repurchase of common stock	(93,215)	—
Other	(209)	(334)
NET CASH USED INFINANCING ACTIVITIES	(151,654)	(33,593)

Effect of exchange rate changes on cash	(139)	(292)
NET CHANGE IN CASH AND CASH EQUIVALENTS	165,249	(280,379)

ALL CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	291,223	436,608

ALL CASH AND CASH EQUIVALENTS, END OF PERIOD	$456,472	$156,229

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents, beginning of period	$286,662	$436,507
Restricted cash, beginning of period	4,561	101
All cash and cash equivalents, beginning of period	$291,223	$436,608

Cash and cash equivalents, end of period	$455,743	$138,637
Restricted cash, end of period	729	17,592
All cash and cash equivalents, end of period	$456,472	$156,229

UFP Industries, Inc.

ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 2022/2021

	Quarter Period		Year to Date
(In thousands)	2022	2021	2022	2021
Net earnings	$172,101	$125,747	$573,085	$405,358
Interest expense	3,516	3,433	10,213	10,483
Interest and investment income	(614)	(658)	(1,548)	(1,859)
Income taxes	58,561	37,628	188,692	127,909
Expenses associated with share-based compensation arrangements	7,437	2,702	19,979	8,444
Net (gain) loss on disposition and impairment of assets	(414)	(8,905)	352	(10,482)
Equity in earnings of investee	1,208	946	2,740	2,411
Unrealized loss (gain) on investments	2,272	1,028	8,453	(1,756)
Depreciation expense	24,847	23,399	68,881	61,741
Amortization of intangibles	4,708	2,176	13,448	9,369
Adjusted EBITDA	$273,622	$187,496	$884,295	$611,618

Adjusted EBITDA as a Percentage of Net Sales	11.8%	9.0%	11.5%	9.2%